                                                                   EXHIBIT 5.01
July 22, 1999

Ceridian Corporation
8100 34th Avenue South
Minneapolis, MN 55425


Re: Ceridian Corporation
    Registration Statement on Form S-8


Dear Sir or Madam:

         In my capacity as Associate General Counsel and Deputy Secretary to Ceridian Corporation, a Delaware corporation (the "Company"), I am acting as counsel for the Company in connection with the registration by the Company of 861,425 shares of its Common Stock, $0.50 par value (the "Shares"), to be registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on July 22, 1999, pertaining to awards issued under the ABR Information Services, Inc. 1996 Non-Employee Director Stock Option Plan, as amended, ABR Information Services, Inc. Amended and Restated 1987 Stock Option Plan, ABR Information Services, Inc. Amended and Restated 1993 Stock Option Plan, as amended, and ABR Information Services, Inc. 1997 Stock Option Plan (collectively, the "Plans").

         In this connection, I have examined originals or copies, certified or otherwise identified to my satisfaction, of corporate records of the Company and such other documents that I have considered necessary as a basis for the opinions expressed herein. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with originals of all documents submitted to me as copies. As to all questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon statements of the Company and its officers and of public officials.

         Based upon the foregoing, I advise you that in my opinion that:

         1. The Shares have been duly authorized and, when issued in accordance with terms of the Plans, against payment of the consideration therefor, will be validly issued, fully paid and nonassessable; and

         2. The Company has the corporate authority to issue the Shares in the manner and under the terms set forth in the Registration Statement on Form S-8.

         I hereby consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement and to its use as part of the Registration Statement.

                                 Very truly yours,

                                 /s/ William E. McDonald
                                 William E. McDonald
                                 Associate General Counsel and Deputy Secretary